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                                                                    Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the registration statements of Psychiatric Solutions, Inc. on Form S-3 (File No. 333-111679) and on Form S-8 (File Nos. 333-100635, 333-94983 and 333-38419) and in the related prospectus of our report dated March 26, 2004 related to the consolidated financial statements of Brentwood Health Management, LLC and subsidiaries for the year ended December 31, 2003, included in this Amended Current Report on Form 8-K/A.



                                       /s/ Crowe Chizek and Company LLC


May 11, 2004
Chicago, Illinois